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                                                                    EXHIBIT 99.1

(ANS LOGO)                                                 FOR IMMEDIATE RELEASE

AGENCY CONTACT:                                   COMPANY CONTACT:
 Neil Berkman Associates                           Chris Chavez, President & CEO
 (310) 277-5162                                    (972) 309-8000
 info@BerkmanAssociates.com                        www.ANSmedical.com

                   Advanced Neuromodulation Systems Announces
            Record First Quarter Net Income of $0.20 Per Share Versus
                   $0.08 Per Share As Neuro Sales Increase 85%

                     Management Increases Guidance for 2003


         DALLAS, TEXAS, April 24, 2003 -- ADVANCED NEUROMODULATION SYSTEMS, INC.
(ANS) (NASDAQ:ANSI) today announced record revenue and earnings for the first quarter of 2003.

         For the three months ended March 31, 2003, revenue increased 71% to $19,671,000 from $11,473,000, as sales of ANS' neuromodulation systems for the treatment of chronic pain increased 85% to $16,627,000 from $8,988,000 a year earlier. Net income more than tripled to $2,620,000, or $0.20 per diluted share, from $837,000, or $0.08 per diluted share, for the first quarter of 2002.

         Gross margin rose to 65% for this year's first quarter compared to 61% for the same period of 2002. Pre-tax margin increased to 21% for the first quarter as compared to 11% for the same period last year. Net margin improved to 13% for the 2003 first quarter from 7% a year earlier.

         At March 31, 2003, cash and equivalents and marketable securities totaled $90,830,000. ANS has no debt.

         President and Chief Executive Officer Chris Chavez attributed ANS' record first quarter performance to continued strong sales of the company's Genesis(R) and Genesis XP(TM) Totally Implantable Pulse Generator (IPG) Spinal Cord Stimulators and its Renew(R) radio frequency (RF) neurostimulation system.

         "The spinal cord stimulation market, which includes both the RF and IPG segments, has already reached approximately $300 million and is estimated to be growing 20% annually. The broader neuromodulation market is expected to grow from approximately $700 million in 2002 to $1.1 billion by 2005. With the solid market position ANS has established, we have the opportunity to deliver sustained long-term growth. We are continuing to build our high-performance operating platform and expand our product development pipeline to take full advantage of this opportunity," Chavez said.

MANAGEMENT INCREASES GUIDANCE FOR 2003

         ANS currently expects revenue for 2003 in the range of $77,000,000 to $80,000,000 and net income in the range of $0.81 to $0.86 per diluted share.


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Advanced Neuromodulation Systems Announces First Quarter Results
April 24, 2003
Page Two




SUN MEDICAL ACQUISITION

         During the first quarter, ANS completed the acquisition of the pain management business of its largest distributor, Sun Medical, Inc. Sun Medical is a specialty medical device distributor based in Arlington, Texas and has served as ANS' exclusive distributor in key territories throughout the Southwest and Upper Midwest. Substantially all of Sun's pain management sales representatives have joined ANS' direct sales force. In 2002, Sun purchased $6.3 million of ANS products, accounting for approximately 14% of net revenue derived from neuromodulation products.

CONFERENCE CALL

         ANS has scheduled a conference call for today, Thursday, April 24, 2003 at 11:00 AM ET. The simultaneous webcast is available at www.ANS-medical.com/investors/index.html. A replay will be available after 1:00 PM ET at this same Internet address. For a telephone replay, dial (800) 633-8284, reservation #21141308, after 1:00 PM ET.

ABOUT ADVANCED NEUROMODULATION SYSTEMS

         Advanced Neuromodulation Systems designs, develops, manufactures and markets implantable systems used to manage chronic intractable pain and other disorders of the central nervous system. Forbes magazine recently recognized ANS as one of America's 200 Best Small Companies. Frost & Sullivan, an international strategic market research firm, also recently presented ANS with its Product Innovation Award, recognizing ANS as the technology innovation leader in the neurostimulation market and ANS' Genesis(R) Implantable Pulse Generator system as the most advanced fully implantable spinal cord stimulator on the market. Additional information is available at www.ans-medical.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

         Statements contained in this document that are not based on historical facts are "forward-looking statements." Terms such as "plan," "should," "would," "anticipate," "believe," "intend," "estimate," "expect," "predict," "scheduled," "new market," "potential market applications" and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: continued market acceptance of the Genesis(R) IPG and Genesis XP(TM) IPG; competition from Medtronic, Inc. and future competitors; continued market acceptance of our Renew(R) system following the launches of the Genesis IPG and Genesis XP IPG; patient or physician selection of less invasive or less expensive alternatives; adverse changes in coverage or reimbursement amounts by Medicare, Medicaid, private insurers, managed care organizations or workers' comp programs; intellectual property protection and potential infringement issues; obtaining necessary government approvals for new products or applications and maintaining compliance with FDA product and manufacturing requirements; product liability; reliance on single suppliers for certain components; reliance on key distributors; completion of research and development projects in an efficient and timely manner; the satisfactory completion of clinical trials and/or market tests prior to the introduction of new products; successful integration of acquired businesses, products and technologies; international trade risks; and other risks detailed from time to time in the Company's SEC filings. Consequently, if such management assumptions prove to be incorrect or such risks or uncertainties materialize, anticipated results could differ materially from those forecast in forward-looking statements.

                                (tables attached)

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             ADVANCED NEUROMODULATION SYSTEMS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Operations
                                   (Unaudited)

                                                       Three Months Ended
                                                           March 31,
                                                -------------------------------
                                                    2003               2002
                                                ------------       ------------
Net revenue                                     $ 19,670,591       $ 11,472,646
Cost of revenue                                    6,881,691          4,514,160
                                                ------------       ------------
Gross profit                                      12,788,900          6,958,486
                                                ------------       ------------

Operating expenses:
Research and development                           1,692,431          1,292,703
Sales and marketing                                5,159,908          2,895,890
Amortization of other intangibles                    354,934            227,796
General and administrative                         1,765,918          1,302,872
                                                ------------       ------------
                                                   8,973,191          5,719,261
                                                ------------       ------------

Income from operations                             3,815,709          1,239,225
                                                ------------       ------------

Other income (expenses):
Interest expense                                          --             (4,306)
Interest and other income                            281,655             73,506
                                                ------------       ------------
                                                     281,655             69,200
                                                ------------       ------------

Income before income taxes                         4,097,364          1,308,425
Income taxes                                       1,477,550            471,449
                                                ------------       ------------

Net income                                      $  2,619,814       $    836,976
                                                ============       ============

Basic income per share:
Net income                                      $        .21       $        .09
                                                ============       ============
Number of basic shares                            12,412,607          9,107,985
                                                ============       ============

Diluted income per share:
Net income                                      $        .20       $        .08
                                                ============       ============
Number of diluted shares                          13,328,098         10,292,947
                                                ============       ============

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             ADVANCED NEUROMODULATION SYSTEMS, INC. AND SUBSIDIARIES
                Condensed Consolidated Balance Sheets (Unaudited)


                                                                    March 31,      December 31,
                                                                      2003             2002
                                                                  ------------     ------------
ASSETS

Current assets:
Cash, certificates of deposit and short-term investments          $ 90,830,175     $ 96,769,918
Receivable, trade net                                               13,007,224       10,847,237
Receivable, other                                                      163,839          189,017
Inventories                                                         15,973,859       13,722,946
Deferred income taxes                                                1,972,009        1,122,617
Prepaid expenses and other current assets                            1,140,679        1,032,883
                                                                  ------------     ------------
Total current assets                                               123,087,785      123,684,618

Net property, plant and equipment                                   10,773,855       10,607,991
Patents, trademarks, purchased technology & other assets, net       29,813,836       24,051,518
                                                                  ------------     ------------
Total assets                                                      $163,675,476     $158,344,127
                                                                  ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                                                  $  3,643,888     $  2,392,579
Accrued salary and employee benefit costs                            1,155,140        3,077,603
Accrued tax abatement liability                                        969,204          969,204
Income taxes payable                                                        --          822,228
Commissions payable                                                    867,729          794,521
Deferred revenue                                                       661,314          646,577
Warranty reserve                                                       378,144          402,259
Other accrued expenses                                                 402,481          299,905
                                                                  ------------     ------------
Total current liabilities                                            8,077,900        9,404,876

Deferred income taxes                                                3,698,647        3,731,939
Non-current deferred revenue                                            87,595          162,504

Total stockholders' equity                                         151,811,334      145,044,808
                                                                  ------------     ------------

Total liabilities and stockholders' equity                        $163,675,476     $158,344,127
                                                                  ============     ============